EXHIBIT 99.1

Citizens South Banking Corporation Announces Fourth Quarter and Annual Earnings Results for 2010

GASTONIA, N.C., Jan. 24, 2011 (GLOBE NEWSWIRE) -- Citizens South Banking Corporation (Nasdaq:CSBC), the parent company for Citizens South Bank, reported a net loss available to common stockholders of $2.0 million, or ($0.18) per diluted share, for the quarter ended December 31, 2010, compared to a net loss of $30.5 million, or ($4.11) per diluted share, for the quarter ended December 31, 2009 (which included a $29.6 million non-cash goodwill impairment charge). For the year ended December 31, 2010, the Company reported net income available to common stockholders of $7.6 million, or $0.78 per common share, compared to a net loss of $31.0 million, or ($4.19) per common share, for the year ended December 31, 2009 (which also included a $29.6 million non-cash goodwill impairment charge).

President Kim S. Price stated, "We are proud to announce that the $7.6 million in net income for 2010 is the highest level of annual earnings in the Bank's 106-year history. In 2011, we will continue to focus on improving asset quality and reducing our current level of noninterest expenses. While we are experiencing some improving asset quality metrics, we continue to build the level of our loan loss reserves due to the continued uncertainty of the general economy and local real estate markets. Also in 2011, we will continue to pursue FDIC-assisted transactions that complement the Company's existing geographic footprint and will pursue reasonable options for repaying TARP."

Fourth Quarter Financial Highlights:

Credit Quality

During the fourth quarter, the Company's level of total non-covered nonperforming loans (loans not covered under FDIC loss-share agreements) decreased by $3.4 million, or 17.19%, from 3.33% of non-covered loans at September 30, 2010, to 2.79% of non-covered loans at December 31, 2010. Also, the Company's level of non-covered nonperforming assets decreased by $4.3 million, or 15.20%, from 2.61% of total assets at September 30, 2010, to 2.25% of total assets at December 31, 2010. While the Company's level of non-covered nonperforming loans improved during the fourth quarter, the Company's accruing non-covered loans that were 30 to 89 days past due increased to $13.8 million, or 2.34% of non-covered loans, compared to $6.6 million, or 1.11% of non-covered loans, at September 30, 2010. Most of the increase was attributable to commercial real estate loans that moved from current status to 30 to 60 days delinquent. The level of past due loans at September 30, 2010, represented the Company's lowest level of past due non-covered loans in over 18 months.

During the fourth quarter the Company increased its net charge-offs to $3.8 million, or 2.59% of average non-covered loans, compared to $2.0 million, or 1.36% of average non-covered loans during the third quarter. In addition, the Company increased its quarterly provision for loan losses from $3.0 million to $5.0 million, which improved the Company's allowance for loan losses to total non-covered loans ratio from 1.81% at the end of the third quarter to 2.02% at the end of the fourth quarter. Based on management's current evaluation of the loan portfolio, we anticipate that our quarterly provision for loan losses will be between $3.0 million and $4.0 million for each of the next two quarters.

President Price commented, "Given the real estate market and current economic conditions, we are pleased with our asset quality metrics as compared to southeastern peers. Our metrics, including our level of charge-offs and loan loss reserves, are reflective of the conservative and stringent constraints existing in today's regulatory environment. We believe that our focus on identifying and resolving credit quality problems in a timely manner was a contributing factor in the recent successful completion of our annual regulatory field examination. We remain cautiously optimistic about the direction of the economy in 2011 as we are experiencing some improving trends in unemployment levels in our markets and signs of an improving housing and real estate market."

Net Interest Margin

Compared to the fourth quarter of 2009, the Company's net interest margin has improved by 13 basis points from 3.12% at the end of 2009 to 3.25% at the end of 2010. However, on a linked quarter basis, the Company's net interest margin decreased by 17 basis points. Soft loan demand and caution in our investment portfolio decisions have contributed to high levels of liquidity hampering our recent upward trend in the net interest margin. With a recently initiated lending program to increase activity in the owner-occupied commercial real estate sector, and improving yields in the bond and mortgage backed securities market, we continue to believe we have upside potential in our net interest margin for 2011.

Balance Sheet Changes

Management's efforts to reduce exposures in the non-covered residential construction and acquisition and development loan portfolios resulted in a $16.4 million decrease in these loan portfolios during 2010, excluding covered loans acquired from the FDIC-assisted acquisition of Bank of Hiawassee. During 2010, speculative residential construction loans decreased by $5.8 million, or 51.0%, and residential acquisition and development loans decreased by $10.6 million, or 29.7%. Management expects that these efforts will continue and that new loan demand in general will remain somewhat soft throughout the first half of 2011.

The Company continues to experience strong core deposit growth. Excluding the deposits assumed in the Bank of Hiawassee acquisition, total core deposits increased by $20.5 million, or 7.1% during 2010. This growth was primarily driven by demand deposit accounts, which increased by $17.0 million, or 10.7%, and money market accounts, which increased by $3.2 million, or 2.7%, during the twelve-month period. The strong growth in core deposits was attributable to a continued focus on deposit gathering, enhanced treasury management services, and increased market share due to mergers and a general "flight to quality" among community bank depositors.

Capital

The Bank's capital continues to exceed all regulatory capital measures and the Bank was considered "well-capitalized" for regulatory purposes at December 31, 2010. This is the highest capital designation established by the Bank's regulatory authorities. The Bank's total risk-based capital ratio improved to 17.20% at December 31, 2010, compared to 16.83% at September 30, 2010. The Company's capital position continues to be a source of strength during these uncertain economic times. The Company's tangible common equity ratio, which decreased slightly from 6.74% at September 30, 2010, to 6.69% at December 31, 2010, remains strong.

Income Statement Changes

Noninterest income for the fourth quarter of 2010 compared to the fourth quarter of 2009 decreased by $107,000, or 4.5%, to $2.3 million. Excluding gains on sale of investments, which totaled $917,000 for the fourth quarter of 2009, and gain from acquisition, which totaled $148,000 for the fourth quarter of 2010, the Company's noninterest income increased by $662,000, or 45.2% for the comparable periods. This increase was partly due to a $270,000 increase in mortgage banking income and the acquisition of Bank of Hiawassee, which contributed to a $210,000 increase in service charges on deposits.

Noninterest expense decreased by $26.9 million during the comparable fourth quarter periods to $7.9 million for the quarter ended December 31, 2010. This decrease was primarily due to the $29.6 million impairment of goodwill in the fourth quarter of 2009. Excluding the impairment of goodwill, noninterest expenses increased by $2.7 million. This increase was primarily due to the Bank of Hiawassee acquisition and increased credit-related expenses. The Company has implemented cost reduction measures that include staff consolidations and facilities evaluations in an effort to reduce the Company's level of overhead for 2011 and beyond.

About Citizens South Banking Corporation

Citizens South Bank was founded in 1904 and is headquartered in Gastonia, North Carolina. Deposits are FDIC insured up to applicable regulatory limits. At December 31, 2010, the Company had $1.1 billion in assets with 21 full-service offices in the Charlotte and North Georgia regions, including Gaston, Iredell, Rowan, Mecklenburg, and Union counties in North Carolina, York County in South Carolina, and Towns, Union, and Fannin counties in Georgia. Citizens South Bank is an Equal Housing Lender and Member, FDIC. The Bank is a wholly-owned subsidiary of Citizens South Banking Corporation, and shares of the common stock of the Company trade on the NASDAQ Global Market under the ticker symbol "CSBC". The Company maintains a website at www.citizenssouth.com that includes information on the Company, along with a list of products and services, branch locations, current financial information, and links to the Company's filings with the SEC.

The Citizens South Banking Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7099

Forward-looking Statements

This news release contains certain forward-looking statements which include, but are not limited to, statements of our earnings expectations, statements regarding our operating strategy, and estimates of our future costs and benefits.   These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Forward-looking statements speak only as of the date they are made and the Company is under no duty to update these forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that could cause such a difference include, but are not limited to, changes in general economic conditions – either locally or nationally, competition among depository and financial institutions, the continuation of current revenue and expense trends, significant changes in interest rates, unforeseen changes in the Company's markets, and legal, regulatory, or accounting changes. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2009, describe some of these factors.

Quarterly Financial Highlights (unaudited)	2010				2009
	At and For the Quarters Ended
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands, except per share data)

Summary of Operations:
Interest income - taxable equivalent	$ 11,055	$ 11,675	$ 12,308	$ 9,210	$ 9,387
Interest expense	3,411	3,790	4,083	3,393	3,531
Net interest income - taxable equivalent	7,644	7,885	8,225	5,817	5,856
Less: Taxable-equivalent adjustment	70	79	114	98	106
Net interest income	7,574	7,806	8,111	5,719	5,750
Provision for loan losses	5,000	3,000	3,000	3,050	4,155
Net interest income after loan loss provision	2,574	4,806	5,111	2,669	1,595
Noninterest income	2,274	2,290	2,415	20,185	2,381
Noninterest expense	7,918	7,781	7,279	6,356	34,867
Net income (loss) before income taxes	(3,070)	(685)	247	16,498	(30,891)
Income tax expense (benefit)	(1,331)	(413)	(108)	6,201	(611)
Net income (loss)	(1,739)	(272)	355	10,297	(30,280)
Dividends on preferred stock	256	256	257	257	259
Net income (loss) available to common shareholders	$ (1,995)	$ (528)	$ 98	$ 10,040	$ (30,539)

Per Common Share Data:
Net income:
Basic	$ (0.18)	$ (0.05)	$ 0.01	$ 1.29	$ (4.11)
Diluted	(0.18)	(0.05)	0.01	1.29	(4.11)
Weighted average shares outstanding:
Basic	11,173,174	10,844,386	9,077,042	7,786,819	7,426,992
Diluted	11,173,174	10,844,386	9,077,042	7,786,819	7,426,992
End of period shares outstanding	11,508,750	10,964,146	10,965,941	9,125,942	7,526,854
Cash dividends declared	$ 0.01	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Book value	6.32	6.86	6.91	7.39	6.87
Tangible book value	6.17	6.70	6.73	7.16	6.80

End of Period Balances:
Total assets	$ 1,064,487	$ 1,087,558	$ 1,077,431	$ 1,132,652	$ 791,532
Loans, net of deferred fees	736,510	754,740	776,234	787,643	610,201
Investment securities	111,586	87,255	97,678	100,161	83,370
Interest-earning assets	914,456	937,278	927,757	987,669	725,835
Deposits	850,456	865,786	853,526	884,127	609,345
Shareholders' equity	93,443	95,682	96,410	96,390	72,322

Quarterly Average Balances:
Total assets	$ 1,075,338	$ 1,080,680	$ 1,105,788	$ 873,418	$ 823,608
Loans, net of deferred fees	703,392	767,381	780,209	599,826	610,568
Investment securities	106,940	91,425	100,501	89,020	87,061
Interest-earning assets	928,756	915,882	949,130	732,124	736,134
Deposits	853,185	853,902	859,408	614,007	605,608
Shareholders' equity	94,761	96,258	96,282	78,292	103,313

Financial Performance Ratios (annualized):
Return on average assets	-0.74%	-0.20%	0.04%	4.66%	-14.71%
Return on average common equity	-10.68%	-2.77%	0.56%	73.21%	-146.44%
Noninterest income to average total assets (1)	0.85%	0.85%	0.87%	9.24%	1.16%
Noninterest expense to average total assets (2)	2.95%	2.88%	2.63%	2.91%	16.93%
Efficiency ratio (1) (2)	79.83%	76.47%	68.41%	24.44%	423.30%

Quarterly Financial Highlights (unaudited)	2010				2009
	At and For the Quarters Ended
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands, except per share data)

Net Interest Margin (annualized):
Yield on earning assets	4.68%	4.91%	4.96%	5.02%	4.98%
Cost of funds	1.51%	1.66%	1.72%	2.01%	2.09%
Net Interest spread	3.17%	3.25%	3.24%	3.01%	2.89%
Net interest margin (taxable equivalent)	3.25%	3.42%	3.48%	3.22%	3.12%

Credit Quality Information and Ratios:
Past due loans (30-89 days) accruing - non-covered	$ 13,787	$ 6,602	$ 10,145	$ 7,003	$ 10,224
Past due loans - non-covered to total non-covered loans	2.34%	1.11%	1.68%	1.15%	1.68%

Past due loans (30-89 days) accruing - covered by FDIC loss-share (3)	$ 5,767	$ 8,701	$ 5,257	$ 11,030	--
Past due loans - covered to total covered loans	3.91%	5.43%	3.07%	6.09%	--

Allowance for loan losses - beginning of period	$ 10,752	$ 9,796	$ 9,230	$ 9,189	$ 9,499
Add: Provision for loan losses	5,000	3,000	3,000	3,050	4,155
Less: Net charge-offs (NCOs)	3,828	2,044	2,433	3,009	4,465
Allowance for loan losses - end of period	11,924	10,752	9,797	9,230	9,189

Allowance for loan losses to total non-covered loans	2.02%	1.81%	1.62%	1.52%	1.51%
Net charge-offs to average non-covered loans (annualized)	2.59%	1.36%	1.61%	1.98%	2.93%
Nonperforming non-covered loans to non-covered loans	2.79%	3.33%	2.15%	2.26%	1.96%
Nonperforming non-covered assets to total assets	2.26%	2.61%	1.97%	1.69%	2.15%
Nonperforming non-covered assets to total non-covered loans and other real estate owned	4.03%	4.71%	3.46%	3.12%	2.77%

Nonperforming Assets (NPAs):
Nonperforming loans:
Non-covered loans:
Residential	$ 1,864	$ 2,068	$ 1,646	$ 1,618	$ 898
Construction	14	163	896	443	1,048
Acquisition and development	2,560	340	691	2,890	3,419
Commercial land	4,360	5,034	3,252	6,148	3,640
Other commercial real estate	4,800	9,566	4,127	1,422	1,841
Commercial business	287	720	742	131	140
Consumer	2,529	1,930	1,652	1,083	1,004
Total non-covered nonperforming loans	16,414	19,821	13,006	13,735	11,990
Total nonperforming loans covered by FDIC loss-share (4)	25,541	22,416	24,924	15,846	--
Other real estate owned - non-covered	7,650	8,557	8,239	5,386	5,067
Other real estate owned - covered by FDIC loss-share	7,002	3,183	2,343	2,009	--
Total nonperforming assets	$ 56,607	$ 53,977	$ 48,512	$ 36,976	$ 17,057

Capital Ratios:
Tangible common equity	6.69%	6.74%	6.86%	5.78%	6.47%
Total Risk-Based Capital (Bank only)	17.20%	16.83%	16.78%	15.53%	14.07%
Tier 1 Risk-Based Capital (Bank only)	15.47%	15.58%	15.52%	14.47%	12.98%
Tier 1 Total Capital (Bank only)	9.74%	9.58%	9.74%	9.18%	10.44%

(1) Includes the gain on acquisition of Bank of Hiawassee of $18.7 million for the quarter ended March 31, 2010. Subsequent adjustments in the amounts of $605,000, $193,000, and $148,000 were made for the quarters ended June 30, 2010, September 30, 2010, and December 31, 2010, respectively.
(2) Includes $29.6 million impairment of goodwill for the quarter ended December 31, 2009. Also includes acquisition and integration expenses of $787,000, $94,000, $141,000, and $42,000 for the quarters ended March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010, respectively.
(3) The contractual balance of past due loans covered by FDIC loss-share agreements totaled $13.8 million, $6.4 million, $14.8 million and $7.0 million at March 31, 2010, June 30, 2010, September 30, 2010, and December 31, 2010, respectively.
(4) The contractual balance of nonperforming loans covered by FDIC loss-share agreements totaled $29.0 million, $35.4 million, $29.1 million and $31.2 million at March 31, 2010, June 30, 2010, September 30, 2010, and December 31, 2010, respectively.

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
December 31, 2010 and 2009
	2010	2009
(Dollars in thousands, except per share)	(Unaudited)

ASSETS
Cash and cash equivalents:
Cash and due from banks	$ 15,110	$ 8,925
Interest-earning bank balances	105,789	44,255
Cash and cash equivalents	120,899	53,180
Investment securities available for sale, at fair value	84,250	50,990
Investment securities held to maturity, at amortized cost	27,336	32,380
Federal Home Loan Bank stock, at cost	5,715	4,149
Presold loans in process of settlement	4,034	--
Loans:
Covered by FDIC loss-share agreements	147,576	--
Not covered by FDIC loss-share agreements	588,934	610,201
Allowance for loan losses	(11,924)	(9,189)
Net loans	724,586	601,012
Other real estate owned	14,652	5,067
Premises and equipment, net	23,785	15,436
FDIC loss share receivable	24,848	--
Accrued interest receivable	3,001	2,430
Bank-owned life insurance	18,230	17,522
Intangible assets	1,690	570
Other assets	11,461	8,796
Total assets	$ 1,064,487	$ 791,532

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$ 850,456	$ 609,345
Securities sold under repurchase agreements	9,432	8,970
Borrowings	101,246	97,629
Other liabilities	9,910	3,266
Total liabilities	971,044	719,210

Commitments and contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 1,000,000 shares;
Issued and outstanding: 20,500 shares	20,672	20,589
Common stock, $0.01 par value, Authorized: 20,000,000 shares;
Issued: 11,561,464 and 9,062,727 shares respectively;
Outstanding: 11,508,750 and 7,526,854 shares respectively	124	91
Additional paid-in-capital	63,000	48,528
Retained earnings, substantially restricted	9,663	3,411
Accumulated other comprehensive income (loss)	(16)	(297)
Total shareholders' equity	93,443	72,322
Total liabilities and shareholders' equity	$ 1,064,487	$ 791,532

CITIZENS SOUTH BANKING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
(Dollars in thousands, except per share data)

INTEREST INCOME
Interest and fees on loans	$ 10,297	$ 8,327	$ 40,540	$ 33,677
Investment securities:
Taxable interest income	543	693	2,489	3,397
Tax-exempt interest income	67	208	544	1,127
Other interest income	78	53	314	100
Total interest income	10,985	9,281	43,887	38,301
INTEREST EXPENSE
Demand deposits and savings	572	634	2,625	2,668
Time deposits	1,819	1,770	7,637	9,251
Borrowings	1,020	1,127	4,416	4,608
Total interest expense	3,411	3,531	14,678	16,527

Net interest income	7,574	5,750	29,209	21,774
Provision for loan losses	5,000	4,155	14,050	10,980
Net interest income after provision for loan losses	2,574	1,595	15,159	10,794
NONINTEREST INCOME
Service charges on deposit accounts	1,039	829	3,932	3,256
Mortgage banking income	497	227	1,525	1,202
Commissions on sales of financial products	67	54	426	191
Income from bank-owned life insurance	205	200	832	770
Gain from acquisition	148	--	19,679	--
Gain on sale of investments, available for sale	--	917	349	2,198
Loss on sale of other assets	(39)	(20)	(490)	(285)
Other income	357	174	911	640
Total noninterest income	2,274	2,381	27,164	7,972
NONINTEREST EXPENSE
Compensation and benefits	3,529	2,229	13,598	9,818
Occupancy and equipment expense	848	613	3,302	2,570
Advertising and business development	101	63	333	365
Professional services	252	352	981	1,059
Data processing fees	189	136	702	525
FDIC deposit insurance	356	251	1,326	1,076
Amortization of intangible assets	144	71	517	314
Valuation adjustment on other real estate owned	295	163	1,382	338
Impairment on investment securities	435	207	435	754
Impairment of goodwill	--	29,641	--	29,641
Acquisition and integration expenses	42	--	1,064	--
Other expenses	1,727	1,141	5,695	3,812
Total noninterest expense	7,918	34,867	29,335	50,272

Income before income tax expense (benefit)	(3,070)	(30,891)	12,988	(31,506)
Income tax expense (benefit)	(1,331)	(611)	4,349	(1,499)
Net income (loss)	(1,739)	(30,280)	8,639	(30,007)
Dividends on preferred stock	256	259	1,025	1,034

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$ (1,995)	$ (30,539)	$ 7,614	$ (31,041)

Net income (loss) per common share:
Basic	$ (0.18)	$ (4.11)	$ 0.78	$ (4.19)
Diluted	(0.18)	(4.11)	0.78	(4.19)

CONTACT: Gary F. Hoskins, CFO
         (704) 884-2263
         gary.hoskins@citizenssouth.com